[STATE SEAL]

                           FLORIDA DEPARTMENT OF STATE
                                 Glenda E. Hood
                               Secretary of State

August 3, 2004

THE JACKSON RIVERS COMPANY
402 WEST BROADWAY, #400
SAN DIEGO, CA  92101US




Re: Document Number P01000045978

The Articles of Amendment to the Articles of Incorporation for THE JACKSON RIVERS COMPANY, a Florida corporation, were filed on August 3, 2004.

The certification requested is enclosed. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H04000159389.

Should you have any question regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Michelle Milligan
Document Specialist
Division of Corporations          Letter Number: 004A00048365


      Division of Corporations - P.O. BOX 6327 -Tallahassee, Florida 32314


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                                STATE OF FLORIDA
                               DEPARTMENT OF STATE

I certify the attached is a true and correct copy of the Articles of Amendment, filed on August 3, 2004, to Articles of Incorporation for THE JACKSON RIVERS COMPANY, a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H04000159389. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below

The document number of this corporation is P01000045978.

Authentication Code: 004A00048365-080304-P01000045978-1/1




                                Given under my hand and the
                                Great Seal of the State of Florida,
                                at Tallahassee, the Capital, this the
                                Third day of August, 2004
[SEAL]
                                    /s/ Glenda E. Hood
                                    GLENDA E. HOOD
                                    SECRETARY OF STATE


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                              Articles of Amendment
                                       to
                            Articles of Incorporation
                                       Of

                           THE JACKSON RIVERS COMPANY
        -----------------------------------------------------------------
    (Name of corporation as currently filed with the Florida Dept. of State)

                                  P01000045978
              -----------------------------------------------------
                   (Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendments(s) to its Articles of
Incorporation:

NEW CORPORCTE NAME ( IF CHANGING):
__________________________________

________________________________________________________________________________
(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.")
(A professional corporation must contain the word "chartered", professional association, "or the abbreviation "P.A.")

AMENDMENTS  ADOPTED-  (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or
____________________
Article  Title(s)  being  amended,  added  or  deleted:  (BE  SPECIFIC)
                                                         ______________

Article  V  is  hereby  amended  in  its  entirety  to  read  as  follows:
________________________________________________________________________________

V Capital Stock. The Company shall be authorized to issue 2,180,000,000 shares, of which
________________________________________________________________________________

1,980,000,000 shares shall be common shares, per value $0.001 per share, and 2000,000 shares
________________________________________________________________________________

shall  be  preferred  shares,  par  value  $0.001  per  share.
________________________________________________________________________________

The Board of directors has the express power, subject to limitations prescribed by law, to provided
________________________________________________________________________________

For the issuance of any or all of the shares to be included in each class or series, and to establish
________________________________________________________________________________

From time to time the number of shares to be included in each class or series, and to fiz by resolution
________________________________________________________________________________

The voting powers, full or limited, or no voting powers, and the designations, preferences, and
________________________________________________________________________________

Relative participating, optional or other special rights of shares of (CONTIUNATION ATTATCHED)
________________________________________________________________________________
                     (Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable indicate N/A)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                                  (continued)

The date of each amendment(s) adoptions: August 2, 2004
                                        ______________________

Effective date if applicable:_________________________________
                                 (no more than 90 days
                               after amendment file date)

ADPOTION OF AMENDMENT(S) (CHECK ONE)
                          __________

     [X] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

     [_] The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

     "The number of votes cast to the amendment(s) was/were sufficient for approval by_______________________________________.
                            (voting  group)

     [_] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

     [_] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed the 2nd day of August, 2004
           ---        ------  ----

     Singature__________________________________________________________________
               (By a director, president or other officer-if director or officers have not been selected, by an incorporator- If in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

               DENNIS N. LAUZON
               _________________________________________________________________

               (Typed or printed name of person signing)

               PERSIDENT  AND  CHIEF  EXECUTIVE  OFFICER
               _________________________________________________________________
                               (Title  of  person  signing)

                   CONTINUATION FOR THE ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                           THE JACKSON RIVERS COMPANY

     each class or series and the qualifications, limitations or restrictions thereof.

     The authority of the Board with respect to each class or series of preferred stock shall include, but not be limited to, determination of the following:

          (a) The number of shares constituting the class or series and the distinctive designation of the class or series;

          (b) The dividend rate on the shares of the class or series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of the class or series;

          (c) Whether the class or series will have voting rights, and, if so, the terms of the voting rights;

          (d) Whether the class or series will have the conversion privileges, and, if so, the terms and conditions of the conversion, including provision far adjustment of the conversion rate in such events as the Board of Directors determines;

          (e) Whether or not the shares of the class or series will be redeemable, and, if so, the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (f) Whether the class or series shall have a sinking fund for the redemption or purchase of shares of the class or series, and, if so, the terms and amount of the sinking fund;

          (g) The rights of the shares of the class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payments of shares of the class or series; and

          (h) Any other powers, terms, rights, qualifications, preferences, limitations and restrictions, if any, of the class or series as the Board of Directors may lawfully fix under the laws of the State of Florida as in effect at the time of the creation of such series.

     Article VIII is hereby added to read as follows:

     VIII. QUORUM. The quorum requirements for annual and special shareholder meetings of the Company shall constitute one-third of the total shares entitled to be cast at such meeting.


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